Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

General Growth Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-2963337
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

General Growth Properties, Inc.

110 N. Wacker Drive

Chicago, IL 60606

(312) 960-5000

(Address of Principal Executive Offices, Including Zip Code)

General Growth Properties, Inc. Amended and Restated Employee Stock Purchase Plan

(Full Title of Plan)

Sandeep Mathrani

Chief Executive Officer

General Growth Properties, Inc.

110 N. Wacker Drive

Chicago, IL 60606

(312) 960-5000

(Name and Address, Including Zip Code,

and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,000,000 shares	$17.17	$34,340,000.00	$3,935.37
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) such amount also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.  In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement on Form S-8 (the “Registration Statement”) also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 25, 2012, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

(NOT PART OF THE PROSPECTUS)

This Registration Statement is filed to register shares of Common Stock, par value $0.01 per share (“Common Stock”), of General Growth Properties, Inc. (the “Registrant” or “GGP”) that may be issued and sold under the General Growth Properties, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”).

PART I

SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement.  The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).  These documents are not required to be, and are not being, filed by the Registrant with Securities and Exchange Commission (the “Commission”) either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

The Registrant is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Commission.  The Registrant hereby incorporates by reference into this Registration Statement the following documents, or portions thereof, previously filed with the Commission:

(a)           GGP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 29, 2012 (except for Items 1, 1A, 2, 6, 7, 7A, 8 and 15, as amended by our Current Report on Form 8-K, filed on June 27, 2012);

(b)           Our Definitive Proxy Statement filed on March 16, 2012;

(c)                                  GGP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 9, 2012;

(d)                                 GGP’s Current Reports on Form 8-K filed with the Commission on January 19, 2012; April 3, 2012; May 1, 2012 (solely with respect to Item 5.07); May 4, 2012; and June 27, 2012 and

(e)                                  The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, as amended (File No. 001-34948), including any amendment or report filed for the purpose of further updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.  Unless expressly incorporated by reference into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 4.       Description of Securities.

Not applicable.

Item 5.       Interests of Named Experts and Counsel.

Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by Weil, Gotshal & Manges LLP, New York, New York.

Item 6.       Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Registrant’s Bylaws authorize the indemnification of their officers and directors, consistent with Section 145 of the DGCL.  These agreements, among other things, require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.  The certificate of incorporation of the Registrant expressly limits the personal liability of directors for violations of duties to the extent permitted under the DGCL.

The Registrant maintains standard policies of insurance that provide coverage (i) to their directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that they may make to such directors and officers.

Item 7.       Exemption from Registration Claimed.

Not applicable.

Item 8.       Exhibits.

Exhibit No.	Description

4.1

General Growth Properties, Inc. Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Appendix A of Registrant’s Definitive Proxy Statement on Schedule 14A, filed on March 16, 2012).

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, relating to General Growth Properties, Inc.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm, relating to GGP/Homart II, L.L.C.

23.3	Consent of KPMG LLP, Independent Registered Accounting Firm, relating to GGP-TRS L.L.C.

24.1	Powers of Attorney (included on signature page).

Item 9.       Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(a)                                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 2, 2012.

GENERAL GROWTH PROPERTIES, INC.

By:	/s/ Sandeep Mathrani
	Name:	Sandeep Mathrani
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Sandeep Mathrani and Michael Berman or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 2, 2012.

Signature	Title

/s/ Sandeep Mathrani	Director and Chief Executive Officer
Sandeep Mathrani	(Principal Executive Officer)

/s/ Michael Berman	Chief Financial Officer
Michael Berman

(Principal Financial Officer)

/s/ James A. Thurston	Chief Accounting Officer
James A. Thurston	(Principal Accounting Officer)

/s/ Richard B. Clark	Director
Richard B. Clark

/s/ Mary Lou Fiala	Director
Mary Lou Fiala

/s/ J. Bruce Flatt	Director
J. Bruce Flatt

/s/ John K. Haley	Director
John K. Haley

/s/ Cyrus Madon	Director
Cyrus Madon

/s/ David J. Neithercut	Director
David J. Neithercut

/s/ Mark R. Patterson	Director
Mark R. Patterson

/s/ John G. Schreiber	Director
John G. Schreiber

EXHIBIT INDEX

No.	Description

4.1

General Growth Properties, Inc. Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Appendix A of Registrant’s Definitive Proxy Statement on Schedule 14A, filed on March 16, 2012).

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, relating to General Growth Properties, Inc.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm, relating to GGP/Homart II, L.L.C.

23.3	Consent of KPMG LLP, Independent Registered Accounting Firm, relating to GGP-TRS L.L.C.

24.1	Powers of Attorney (included on signature page).